SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      February 17, 2015
                        Date of Report
              (Date of Earliest Event Reported)

                 Spruce Valley Acquisition Corporation
      (Name of Registrant as Specified in its Charter)

Delaware                    000-55307		  47-2031462
(State or other      (Commission File Number)    (IRS Employer
jurisdiction                                    Identification No.)
of incorporation)

                        215 Apolena Avenue
                    Newport Beach, California 92662
                 (Address of Principal Executive Offices)

                             949-673-4510
                     (Registrant's Telephone Number)



ITEM 5.03     Amendments to Articles of Incorporation

    The shareholders of the Corporation and the Board of Directors each approved the amendment to the Corporation's certificate of incorporation to increase its authorized capitalization to an aggregate of 500,000,000 shares consisting of 480,000,000 shares of common stock and 20,000,000 shares of non-designated preferred stock.


                          SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                              SPRUCE VALLEY ACQUISITION CORPORATION


Date: February 17, 2015       /s/  James Cassidy
                                   President